Exhibit 99.1
Velocity Express Signs Letter of Intent for Management Buyout

WESTPORT, Conn.  June 23, 2009 -- Velocity Express Corporation (NASDAQ: VEXP), the nation's largest provider of time definite regional delivery solutions, announced that it has executed a conditional letter of intent to acquire control of the Company from a management buyout group led by Mr. Vincent A. Wasik, Velocity’s Chairman and Chief Executive Officer, and backed by Mr. Wasik’s private equity firm MCG Global, LLC.

The holders of the Company’s Senior Notes required in March 2009, as a condition to their consent to the new Burdale revolving credit facility, that the Company initiate a process to attempt to sell the Company or all or substantially all of its assets or Senior Notes.  To satisfy its obligations under that agreement, the Company appointed a special board committee of independent directors.  The Committee engaged the firm Scura, Rise & Partners Securities, LLC to act as exclusive financial advisor to the Committee to assist it in attempting to effectuate a Transaction.  The Committee also engaged independent legal counsel to assist in its work.

The transaction is subject to a number of conditions, including financing, definitive documentation, continued listing on Nasdaq, continuation of a senior credit facility and the approval of the Noteholders and the Company's preferred and common stockholders.  There is no obligation on the part of the Company to negotiate exclusively with the Management Buyout Group, but the Group will be entitled to expense reimbursement, up to a maximum of $150,000, if another transaction is accepted.  The terms of the transaction, while not final, will involve issuances of a substantial number of shares of common stock of the Company, which will likely substantially dilute the value of the currently outstanding shares.  The letter of intent may be terminated by either party if the Management Buyout Group has not received a binding financing commitment and consent of those holding at least 67% of the Senior Notes, and executed definitive documents, by July 10, 2009.  Nasdaq has given the Company until August 3, 2009 to come into compliance with its $2.5 million stockholders' equity requirement for continued listing.

About Velocity Express

Velocity Express has one of the largest time definite nationwide delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company's services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system that enables customers to view the status of any package via a flexible web reporting system.

Forward Looking Statements

There can be no assurance that any agreement will result from the letter of intent with the Management Buyout Group nor whether any sale will be completed.  Certain statements in this press release, such as the possibility of a transaction taking place, or the Company's ability to negotiate satisfactory arrangements with its current lenders or for new financing, may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance that are not historical facts, as well as management's expectations, beliefs, plans, objectives, assumptions and projections about future events or future performance, are forward looking statements within the meaning of these laws. Forward-looking statements include statements that are preceded by, followed by, or include words such as "believes," "expects," "anticipates," "plans," "estimates," "intends," or similar expressions. These statements are based on beliefs and assumptions of the Company's management, which in turn are based on currently available information.  These assumptions could prove inaccurate.

Forward-looking statements are also affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or predict. Such factors include, but are not limited to the  risks identified in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K as amended for the year ended June 28, 2008. as well as in the quarterly reports on Form 10-Q and the other documents that the Company files from time to time with the Securities and Exchange Commission. Management believes that the forward-looking statements contained in this release are reasonable; however, undue reliance should not be placed on any forward-looking statements contained herein, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to publicly update any of them in light of new information or future events.

Contact:
Velocity Express Corporation
Edward W. (Ted) Stone, CFO
203-349-4199
tstone@velocityexp.com
or
Institutional Marketing Services (IMS)
John G. Nesbett/Jennifer Belodeau
203-972-9200
jnesbett@institutionalms.com